Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 298 (Insured), National Trust 299 and California Trust 193:

We consent to the use of our report dated March 19, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
March 19, 2002